                                 CHATCOM, INC.


                                                                    EXHIBIT 10.2
                                                                    ------------

    Void after 5:00 p.m. Pacific Standard Time, on December 13, 2001 Warrant to Purchase One Hundred Thousand (100,000) Shares of Common Stock

                       WARRANT TO PURCHASE COMMON STOCK

                                      OF

                                 CHATCOM, INC.
                           a California corporation

    This is to certify that, for value received, Strategic Growth International, Inc. ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from ChatCom, Inc., a California corporation ("Company"), one hundred thousand (100,000) fully paid, validly issued and nonassessable shares of common stock, no par value, of the Company ("Common Stock"), at a price of $3.125 per share at any time or from time to time during the period from May1, 1997, to December 13, 2001.

    The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price".

    1.  Exercise of Warrant. This Warrant may be exercised in whole or in part
        -------------------
at any time from time to time on or after May 1, 1997, and until December 13, 2001; provided however, that if either such day is a day on which banking institutions in the State of California are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, with the Purchase Form annexed hereto duly executed, with signature guaranteed, and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each exercise of the Warrants, but not later than twenty (20) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee.

    If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, in proper form for exercise, the Holder shall be deemed to be the holder of

                                 CHATCOM, INC.


record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then by physically delivered to the Holder.

    2.  Reservation of Shares.  The Company shall at all time reserve for
        ---------------------
issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

    3.  Fractional Shares.  No fractional shares or script representing
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fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

        3.1. If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of the Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

        3.2. If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last business day prior to the date of the exercise of this Warrant; or

        3.3. If the Common Stock is not so listed or admitted to unlisted trading privileges and did and asked prices are not so reported, the currant market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

    4.  Loss of Warrant. Upon receipt by the Company of evidence satisfactory to
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it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

    5.  Rights of the Holder.  The Holder shall not, by virtue hereof, be
        --------------------
entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

                                 CHATCOM, INC.


    6.  Anti-Dilution Provisions.  The Exercise Price in effect at any time and
        ------------------------
the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events, as follows:

        6.1. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock; (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares; or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification.

        6.2. In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection 6.1 above) or subscription rights or warrants, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection 6.7 below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

        6.3 Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections 6.1 and 6.2 above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

        6.4. For the purposes of any computation under Subsection 6.2 above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for ten (10) consecutive business days before

                                 CHATCOM, INC.


such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization, if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

        6.8 No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

    7.  Reclassification, Reorganization or Merger.  In case of any
        ------------------------------------------
reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at anytime prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon the exercise of this Warrant, immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.


Dated:  December 13, 1996               CHATCOM, INC.,
                                        a California corporation



                                     By:
                                        -------------------------------------
                                        James B. Mariner
                                        President and Chief Executive Officer

                                 CHATCOM, INC.


                                 PURCHASE FORM
                                 -------------

                                          Dated:  _______________________, 19___

    The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________________ shares of Common Stock and hereby makes payment of __________________ in payment of the actual exercise price hereof.


                                              -------------------------------
                                              Name Printed:
                                                           ------------------
                                              Warrant holder



                    INSTRUCTIONS FOR REGISTRATION OF STOCK
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